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Exhibit 21.1

RECKSON OPERATING PARTNERSHIP, L.P.
STATEMENT OF SUBSIDIARIES

PROPERTY	PROPERTY OWNER
NEW YORK CITY
304 Park Avenue	304 PAS Owner LLC
635 Sixth Avenue	635 Owner LLC
641 Sixth Avenue	641 Sixth Fee Owner LLC
110 E 42nd Street	Gothan 42nd Street LLC
609 Fifth Avenue	609 Owners LLC
673 First Avenue	Green 673 Realty LLC
1350 Avenue of the Americas, New York, New York	1350 LLC (owned directly by ROP)
750 Third Avenue, New York, New York	750 Third Owner LLC
461 Fifth Avenue, New York, New York	Green 461 Fifth Lessee LLC
333 West 34th Street, New York, New York	333 W. 34 SLG Owner LLC
555 West 57th Street, New York, New York	Green W. 57th St. LLC
1185 Avenue of the Americas, New York, New York (Ground Lease)	SLG 1185 Sixth A LLC (SLG 1185 Sixth A LLC is now indirectly
810 Seventh Avenue, New York, New York (Air Rights Lease)	wholly-owned by ROP)
SLG 810 Seventh A LLC (11%)
SLG 810 Seventh B LLC (16%)
SLG 810 Seventh C LLC (18%)
SLG 810 Seventh D LLC (44%)
SLG 810 Seventh E LLC (11%)
(as Tenants in Common)
WESTCHESTER
1100 King Street Bldg 6—6 International Drive, Ryebrook, New York	Reckson Operating Partnership, L.P. ("ROP")
1100 King Street Bldg 5—5 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 4—4 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 3—3 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 2—2 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 1—1 International Drive, Ryebrook, New York	ROP
100 Summit Lake Drive, Valhalla, New York	ROP
200 Summit Lake Drive, Valhalla, New York	ROP
500 Summit Lake Drive, Valhalla, New York	ROP
140 Grand Street, White Plains, New York	ROP
520 White Plains Road, Tarrytown, New York	520 LLC (520 LLC is owned 40% by ROP and 60% by Reckson 520 Holdings LLC, which is owned 99% by ROP and 1% by Reckson Mezz LLC)
115-117 Stevens Avenue, Mt. Pleasant, New York	ROP
360 Hamilton Avenue, White Plains, New York	360 Hamilton Plaza LLC (wholly-owned by ROP)
CONNECTICUT
1055 Washington Blvd, Stamford, Connecticut	1055 Washington Blvd. LLC (wholly-owned by ROP)
1010 Washington Blvd, Stamford, Connecticut	1010 Washington SLG Owner LLC
In addition, the following land parcels are owned by ROP:
7 Landmark Square and Landmark Square Parking Structure (Stamford, CT)
7 International Drive, Ryebrook, NY
300, 400 and 600 Summit Lake Drive, Valhalla, New York
ROP also has partial ownership interests in the following properties (through JV interests):

PROPERTY	PROPERTY OWNER
919 Third Avenue, New York, New York	Metropolitan 919 3rd Avenue LLC (subsidiary of JV with NYSTRS)
680 Washington Blvd, Stamford, Connecticut	Reckson/Stamford Towers, LLC (subsidiary of RT Tri-State LLC—JV with Teachers)
750 Washington Blvd, Stamford, Connecticut	Reckson/Stamford Towers, LLC (subsidiary of RT Tri-State LLC—JV with Teachers)

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  Exhibit 21.1
RECKSON OPERATING PARTNERSHIP, L.P. STATEMENT OF SUBSIDIARIES